                                                                   Exhibit 99(a)


                  ASIAINFO ENTERS NEW MARKETS WITH US$9 MILLION
                     ASSET ACQUISITION FROM PACIFIC SOFTWARE

   Integration of Human Resource Management and Business Intelligence Software Moves AsiaInfo Into Fast-Growing Industry With Multiple Customer Segments


BEIJING/SANTA CLARA, Calif. - October 21, 2003 - AsiaInfo Holdings, Inc. (Nasdaq: ASIA), a leading provider of telecom network and software solutions in China, today announced that it has entered into a definitive agreement to acquire US$9.0 million in Human Resource Management (HRM) and Business Intelligence (BI) assets from Pacific Software (China) Limited, a privately held, medium-sized software solutions enterprise based in Hong Kong. The purchase price is comprised of approximately US$6.45 million in cash and US$2.55 million in AsiaInfo stock, subject to various adjustments.

The Pacific Software asset acquisition expands AsiaInfo's business into the fast-growing HRM market while leveraging the company's expertise in software management and development. The acquisition moreover brings AsiaInfo into multiple new customer segments, or "verticals", outside the telecom industry and creates significant opportunities for cross-marketing of the company's expanded software offerings. With a deep understanding of its unique customer needs, Pacific Software's customers in the HRM market are mostly large-scale enterprises including Chinese State Owned Enterprises (SOEs), and include companies such as Sinopec, with over 1 million employees. Pacific Software's established presence in the BI market also includes a number of strategically important customers, such as PetroChina, Air China and the Ministry of Railway, and provides a strong entrance for the selling of AsiaInfo's own BI and CRM products outside the telecom industry.

Pacific Software has established a proven and profitable business model with a strong, visible sales pipeline for its HRM and BI business. Its HRM business, for example, has developed a product suite with distinctive functionalities specific to China's evolving labor market environment. With similar HRM systems within all of China's large-scale enterprises, especially SOEs, the Pacific Software HRM product suite is highly scalable, and minimal adaptation is needed for customers in various industries, thus enabling healthy margins.

Xingsheng Zhang, President and Chief Executive Officer of AsiaInfo said, "This acquisition represents an important part of our change in strategic focus from a total telecom solutions provider to a total customer solutions provider. We have for some time been looking at new industry verticals to diversify and further grow our business. Expansion into the HRM and BI markets makes good sense, allowing us to take advantage of our expertise in software development and move into a quickly growing and attractive market, thus significantly expanding our customer base. Developed by industry veterans with key insights into China's HRM and BI markets, Pacific Software's HRM and BI business has developed unique offerings and strong business model that have given the business a distinctive competitive advantage allowing the company to successfully compete against international HR Solution provider as well as domestic players, and develop a leading market position.

"The fit between our customers is also highly complementary. Pacific Software's top-tier customer list with its HRM and BI business in various industries, combined with our long-term telecom clients, enable us to together reach an impressive segment of China's largest and most high-profile companies. Our new joint ability to cross-market products and services is significant, thus creating a very attractive opportunity for our expanded company and a strong value proposition for our customers.

"Our acquisition of Pacific Software's HRM and BI assets also allows us to bring additional strong senior management to the AsiaInfo team. Mrs. Sherry Ouyang, General Manager of the HRM & BI business, brings over 10 years of experience in the software industry and has had great success in growing and expanding the Pacific Software HRM and BI business unit. She and her team of over 50 highly skilled employees will be joining AsiaInfo as the core operation team for this new business division. AsiaInfo's head of Human Resources, James Li, a veteran with more than 17 years of experience in both HR and business management with AsiaInfo and other leading China-based multinational companies, will become the general manager of the new business and work side-by-side with them to further grow the business."

Mr. Roger Wei Zhong Chao, Managing Director of Pacific Software, said, "We are very pleased to have found a partner for our HRM and BI business as well suited as AsiaInfo. These business segments have expanded significantly recently. While we have been able to very successfully manage the growth so far, it has become clear that in order to meet its increasing customer needs and carry out all contracts without compromising quality, we needed to bring in additional resources to this business. AsiaInfo not only brings the necessary financial resources to this business for its necessary expansion, but also combines the management experience to successfully oversee its growth. AsiaInfo's own experience in successfully growing and weathering industry and market changes gives us great confidence in its ability to bring this business to the next stage of success."

Background on Pacific Software and the HR and BI Market in China

Founded in 1984 by Mr. Roger Wei and Mrs. Jean Au Yeung, two veterans in China's software industry, Pacific Software now has over 100 employees in two business units, one focused on Software Development Standardization Platform (SDSP) business, and the other on HRM and BI software solutions business. The HRM and BI business unit, which AsiaInfo is acquiring today, has developed a leading position in HRM and BI markets for China's energy and transportation industries. The business unit is led by a team with extensive industry experience and proven track records in software development industry, especially the HRM and BI segments in China.

Over the past decade, Pacific Software has used its management's insights into the China HRM market to develop a product suite that is specifically suited to the unique aspects of the country. Its HRM products are able, for example, to manage large SOEs along specific Central Government systems, enable compliance for domestic labor law on pension, housing and insurance, and human asset systems management requirement for skilled workers. Because similar HRM systems exist within many of China's largest companies, regardless of industry, the Pacific Software's HRM product suite is also highly scalable, with 65% reusable components, thus creating a very strong business model with healthy margins. Currently, Pacific Software's HRM and BI business unit works with some of the largest companies in China, including PetroChina, Sinopec and Air China, and some government agencies, such as the Ministry of Railway. In particular, the unit is currently working with Sinopec to provide a HRM system to manage its over 1 million person employee base, which will be the world's largest enterprise HRM system today.

Company Integration

The assets and employees of Pacific Software associated with the operation of its HRM and BI business will be fully integrated into AsiaInfo as a distinct new business unit. AsiaInfo's head of Human Resources and Organizational Development, James Li, will be General Manager of this new unit, and Mrs. Sherry Ouyang, General Manager of Pacific Software's HRM and BI business, will become the Executive Deputy General Manager for the new unit. She will be joined by the entire team of Pacific Software's HRM and BI business unit to form a strong operating team for this new and promising business unit. AsiaInfo will not be acquiring any of the business or assets related to Pacific Software's SDSP, which will continue to be operated by Pacific Software.

The deal is expected to close at the end of 2003.

                                 Conference Call

AsiaInfo will host a conference call to discuss this announcement, as well as its third quarter earnings results, at 6:00pm Pacific Time/9:00pm Eastern Time today (Beijing/Hong Kong time: October 22, 2003 at 9:00am). The management team will give a brief presentation and answer questions. The dial-in number for the call is 973-582-2732. A replay will be available by dialing 877-519-4471 for US callers or 973-341-3080 for international callers with a personal identification number (PIN) of 4195217 between 8:00pm Pacific Time on October 21, 2003 until 8:00pm Pacific Time on October 28, 2003. Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at the address shown below.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of telecom network and software solutions in China. The company provides high-quality software and solutions to China's telecom carriers, meeting the demanding needs of a fast-growing industry. AsiaInfo's products and services cover network infrastructure services including design, implementation, operation and optimization, customer management and billing solutions; decision support systems; and service applications encompassing messaging, broadband, wireless and other advanced applications.

Organized as a Delaware corporation, AsiaInfo has constructed national backbones and provincial access networks for all of China's major national telecom carriers since 1995, including China Telecom, China Mobile, China Unicom and China Netcom. Since 2000, the company has successfully shifted its focus from Internet infrastructure construction to the provision of a full suite of telecom software solutions.

For more information about AsiaInfo, please visit http:/www.asiainfo.com.

About Pacific Software

Pacific Software is a leading provider of software solutions in China, with comprehensive products in Human Resources Management, Business Intelligence and Software Development Standardization. Pacific Software's Human Resources Management system is in full compliance with regulations and guidelines promulgated by the government to cater for needs of Chinese enterprises. Major customers include Sinopec, PetroChina, Ministry of Railway and Air China.

As one of the pioneers in China's software market, Pacific Software has successfully introduced various world famous software products into China, including Oracle, Sybase, PowerBuilder, ERwin, MapInfo, BusinessObjects, and Rational, etc.

For more information about Pacific Software, please visit http://www.pts.com.cn

The information contained in this documents is as of Oct. 21, 2003. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo's operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For Investors:
Lesley Zhang
AsiaInfo Technologies (China), Inc.
zhangyan2@asiainfo.com
86-10-6250-1658 ext. 6036
86-13910406802

or

ir@asiainfo.com
408-970-0080

For Media:
Jessica Barist Cohen
Ogilvy Public Relations Worldwide
jessica.cohen@ogilvy.com
8621-6218-3009 ext. 238
86-13801998381
                                      # # #